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                                                                    Exhibit 23.4


MOSS ADAMS LLP



We hereby consent to the use in the Prospectus constituting part of this Registration Statement on the amended Form S-4 of West Coast Bancorp, of our report dated January 17, 1996, relating to the financial statements of Vancouver Bancorp which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Moss Adams LLP
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Moss Adams LLP

Portland, Oregon
May 28, 1996